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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Glimcher Realty Trust on Forms S-3 (File Nos. 33-90730, 33-91084, 333-43317 and 333-43319) and on Forms S-8 (File Nos. 33-94542 and 333-10221) of our report dated January 16, 1998, relating to the Statement of Revenues and Certain Expenses of University Mall for the year ended December 31, 1996, which report appears in Form 8-K/A Amendment No. 1 of Glimcher Realty Trust.



                                             COOPERS & LYBRAND L.L.P.


Columbus, Ohio
January 27, 1998